Exhibit 10.3

EXECUTION COPY

FIRST AMENDMENT TO FINANCING AGREEMENT

THIS FIRST AMENDMENT TO FINANCING AGREEMENT, dated as of May 4, 2004 (this “Amendment”), is made between CYBEX INTERNATIONAL, INC., a New York corporation (the “Borrower”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CIT”).

RECITALS:

A. The Borrower and CIT are parties to that certain Financing Agreement, dated as of July 16, 2003 (as the same may be further amended, modified, restated or supplemented from time to time, (the “Financing Agreement”), pursuant to which, among other things, CIT extended to the Borrower a loan facility.

B. The Borrower has requested that the Financing Agreement be amended.

C. CIT has agreed to such request, upon the terms and subject to the conditions and limitations set forth herein, and, to accomplish the foregoing, the Borrower and CIT have agreed to execute this Amendment.

D. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement, unless otherwise defined herein.

AGREEMENTS:

Accordingly, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

The Financing Agreement is hereby amended as follows:

1.1 Section 1 of the Financing Agreement is hereby amended by adding the following defined terms in the appropriate order alphabetically:

Availability Block shall mean, for each period set forth in the table below, the corresponding amount for each such period as set forth in the table below:

Period	Availability Block
First Amendment Effective Date through November 30, 2004	$1,000,000
December 1, 2004 and thereafter	$1,500,000

First Amendment Effective Date shall mean May 4, 2004.

1.2 Section 3.1 of the Financing Agreement is hereby amended in its entirety to read as follows:

3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to CIT’s right to make Overadvances), to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans) in the following amounts: (a) up to the lesser of (i) $9,000,000 or (ii) the Domestic Borrowing Base less Availability Reserves; and (b) up to the lesser of (i) $5,000,000 or (ii) the Foreign Borrowing Base less Availability Reserves; provided, however, CIT shall be under no obligation to make any Revolving Loan if Availability is less than an amount equal to the Availability Block then in effect after the making of such Revolving Loan. All requests for loans and advances must be received by an officer of CIT no later than (i) 2:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT’s sole discretion and subject to any additional terms CIT deems necessary.

1.3 The Financing Agreement and each of the other Loan Documents are amended to provide that any reference to the Financing Agreement in the Loan Documents or any of the other Loan Documents shall mean the Financing Agreement as amended by this Amendment, and as it may be further amended, modified, restated or supplemented from time to time.

ARTICLE II

REDUCTION, ETC. AND CONSENT

2.1 CIT hereby agrees to a reduction of the UM Holdings Letter of Credit to $1,000,000. It is understood and agreed that the Borrower will obtain a letter of credit in the amount of $2,945,722 (the “Kirila Letter of Credit”) to secure a potential judgment against the Borrower relating to the case of Kirila v. Cybex International, Inc. (the “Case”). The Kirila Letter of Credit shall constitute Permitted Indebtedness under the Financing Agreement. In connection therewith, UM Holdings, Ltd has granted a security interest in certain collateral to secure the Borrower’s obligations under the Borrower’s reimbursement agreement for the Kirila Letter of Credit. The Borrower’s obligations under the reimbursement agreement for the Kirila Letter of Credit will not be secured by assets of the Borrower. It is further understood and agreed that any amounts paid by UM Holdings, Ltd on behalf of the Borrower in connection with the Case, may be evidenced as Subordinated Debt, provided that there shall be no current interest or principal payable under such Subordinated Debt without the prior written consent of CIT and Hilco.

2.2 CIT hereby consents to the amendment to the Hilco Loan Agreement attached hereto as Schedule A.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to CIT as follows:

3.1 Compliance with Financing Agreement and Other Loan Documents. After giving effect to this Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Financing Agreement and in the other Loan Documents to be observed or performed by the Borrower.

3.2 Representations in Financing Agreement and Other Loan Documents. The representations and warranties of the Borrower set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except for changes in the Borrower’s business or operations that have occurred after the date the Financing Agreement became effective, so long as CIT has consented to such changes or such changes are not prohibited by the terms of the Financing Agreement.

3.3 No Event of Default. No Default or Event of Default exists under the Financing Agreement and the other Loan Documents.

ARTICLE IV

CONDITIONS PRECEDENT

This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction by the Borrower or waiver by CIT of the following conditions precedent:

(a) Receipt by CIT of this Amendment, duly executed by the Borrower, and consented to by each of the Guarantors;

(b) Receipt of evidence satisfactory to CIT that Hilco shall have approved this Amendment;

(c) Receipt by Moore & Van Allen, PLLC, of its fees and expenses in connection with the preparation of this Amendment, which shall be charged to the Revolving Loan Account as of the date hereof; and

(d) Receipt by CIT of such other documents, instruments, and agreements as CIT and its counsel may reasonably request.

ARTICLE V

MISCELLANEOUS

5.1 Full Force and Effect. As expressly amended hereby, the Financing Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement as amended by this Amendment.

5.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

5.4 Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

5.5 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND CIT EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Robert H. Newman
Name:	Robert H. Newman
Title:	Vice President

CONSENT OF GUARANTORS

Each of the undersigned (individually, a “Guarantor” and, collectively, the “Guarantors”), a Guarantor of all of the indebtedness, obligations or liabilities of Cybex International, Inc., a New York corporation, to The CIT Group/Business Credit, Inc., a New York corporation (“CIT”), pursuant to that certain Guaranty, dated July 16, 2003, executed by each of the Guarantors in favor of CIT, does hereby acknowledge receipt of a copy of the within and foregoing First Amendment to Financing Agreement, dated as of the same date hereof, and, in connection therewith, hereby consents to the execution, delivery and performance thereof and agrees that nothing contained therein nor in any document, instrument or other agreement required or contemplated thereby, shall alter, discharge, release, cancel or impair the duties and obligations of such Guarantor under the Guaranty and that the Guaranty shall continue to remain in full force and effect, enforceable against such Guarantor in accordance with its terms, without any right of offset, deduction, defense or counterclaim in favor of such Guarantor against CIT.

IN WITNESS WHEREOF, each of the Guarantors has executed this Consent under seal as of the day and year first above written.

CYBEX CAPITAL CORPORATION

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

TECTRIX FITNESS EQUIPMENT, INC.

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

Signed as a deed by CYBEX INTERNATIONAL UK LIMITED acting by:

/s/ Arthur W. Hicks, Jr.
Director

Director

SCHEDULE A

[Hilco Amendment]